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EXHIBIT 21

Subsidiaries

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                                                                                            State or Other Jurisdiction of
                                Name                                                                Incorporation
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
Fedders North America, Inc.  (1)                                                                      Delaware

Fedders Investment Corporation   (1)                                                                  Delaware

NYCOR North America, Inc.   (1)                                                                       Delaware

Emerson Quiet Kool Corporation   (2)                                                                  Delaware

Fedders Shanghai Co., Ltd. (2)                                                                          China

Melcor Corporation    (3)                                                                            New Jersey

Fedders Asia Ptd. Ltd.    (4)                                                                         Singapore

Universal Comfort Products Pvt. Ltd. (10)                                                               India

Fedders Xinle Co. Ltd.   (5)                                                                            China

Trion, Inc.    (2)                                                                                  Pennsylvania

Envirco, Inc.    (6)                                                                                 New Mexico

Trion Ltd.    (6)                                                                                  United Kingdom

Fedders (Suzhou) Indoor Air Quality Co. Ltd. (6)                                                        China

Trion GmbH    (2)                                                                                      Germany

Fedders Koppel, Inc.   (4)                                                                           Philippines

Polenz GmbH (4)                                                                                        Germany

Eubank Manufacturing Enterprises, Inc (7)                                                               Texas

Quanzhou Melcor Hua Yu Thermoelectric Co. Ltd. (8)                                                      China

Xi'An Fedders Dong Fang Air Conditioner Compressor Co. Ltd. (9)                                         China
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(1)   Wholly owned subsidiary of Fedders Corporation

(2)   Wholly owned subsidiary of Fedders North America, Inc.

(3)   Wholly owned subsidiary of NYCOR North America

(4)   Wholly owned subsidiary of Fedders International

(5)   Majority owned subsidiary of Fedders Investment Corporation

(6)   Wholly owned subsidiary of Trion, Inc.

(7)   Wholly owned subsidiary of Melcor Corporation

(8)   Majority owned subsidiary of Melcor Corporation

(9)   50% owned subsidiary of Rotorex Company, Inc.

(10)  50% owned subsidiary of Fedders International